Exhibit 99.6

AUCTION AGENT AGREEMENT

Among

SLM STUDENT LOAN TRUST 2006-7

as Issuer

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Indenture Trustee

And

THE BANK OF NEW YORK

as Auction Agent

Dated as of August 10, 2006

Relating to

SLM STUDENT LOAN TRUST 2006-7

STUDENT LOAN-BACKED NOTES

CONSISTING OF

AUCTION RATE CLASS A-6B AND AUCTION RATE CLASS A-6C NOTES

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	4.9	Governing Law, Jurisdiction, Venue, Waiver, Trail by Jury.	19

5.		Other.	19

	5.1	Trust Obligations.	19

Exhibit A - List Of Initial Broker-Dealers			EXH. A

ii

AUCTION AGENT AGREEMENT, dated as of August 10, 2006, among SLM STUDENT LOAN TRUST 2006-7, a Delaware statutory trust (the “Issuer”), CHASE BANK USA, NATIONAL ASSOCIATION, a Delaware banking corporation, not in its individual capacity but solely as trustee on behalf of the Issuer (the “Eligible Lender Trustee”), DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, not in its individual capacity but solely in its capacity as Indenture Trustee (“Indenture Trustee”) under the Indenture, dated as of August 1, 2006, by and among the Issuer, Chase Bank USA, National Association, as eligible lender trustee, and the Indenture Trustee (the “Indenture”), and THE BANK OF NEW YORK, a New York banking corporation (together with its successors and assigns, the “Auction Agent”), acting as Auction Agent pursuant to the provisions of the Indenture.

The Issuer proposes to issue $2,604,010,000 aggregate principal balance of its Student Loan-Backed Notes, Series 2006-7 which will include two classes of Auction Rate Notes, Class A-6B and A-6C (the “Auction Rate Notes”). The Auction Rate Notes will be issued pursuant to the Indenture. Pursuant to Section 2.02(e) of Appendix A-2 to the Indenture, the Auction Agent has been appointed to act in the capacities set forth in this Agreement. The Indenture Trustee is entering into this Agreement upon the direction of the Issuer and pursuant to the terms of the Indenture.

WHEREAS, the Indenture Trustee is entering into this Agreement at the direction of the Issuer pursuant to and in accordance with the terms of the Indenture.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Indenture Trustee and the Auction Agent agree as follows:

1. Definitions and Rules of Construction.

1.1 Terms Defined by Reference to Indenture.

Capitalized terms not defined herein shall have the respective meanings specified in Appendices A-1 and A-2 to the Indenture.

1.2 Terms Defined Herein.

As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

(a) “Auction” shall have the meaning specified in Section 2.1 hereof.

(b) “Auction Agent Fee” shall have the meaning specified in Section 3.5(a) hereof.

(c) “Auction Procedures” shall mean the terms and provisions of the Auction Rate Notes that are set forth in Appendix A-2 to the Indenture.

(d) “Authorized Officer” shall mean, (i) with respect to the Auction Agent, each Vice President and Assistant Vice President of the Auction Agent assigned to the Dealing and Trading Group of its Corporate Trust division, and every other officer or employee of the Auction Agent designated as an “Authorized Officer” for purposes hereof in a communication to the Indenture Trustee; and (ii) with respect to the Administrator, each Executive Vice President, each Vice President and Assistant Vice President of the Administrator, and every other officer or employee of the Administrator designated as an “Authorized Officer” for purposes hereof.

(e) “Authorized Indenture Trustee Representative” shall mean each Senior Vice President, Vice President, and Assistant Vice President of the Indenture Trustee and every other officer or employee of the Indenture Trustee designated as an “Authorized Indenture Trustee Representative” for purposes hereof in a written communication to the Auction Agent.

(f) “Broker-Dealer Agreement” shall mean each agreement between the Auction Agent and a Broker-Dealer substantially in the forms of (i) the Broker-Dealer Agreement, dated as of August 10, 2006, between The Bank of New York, as Auction Agent, and Banc of America Securities LLC, as Broker-Dealer, (ii) the Broker-Dealer Agreement, dated as of August 10, 2006, between The Bank of New York, as Auction Agent, and Citigroup Global Markets, Inc., as Broker-Dealer, (iii) the Broker-Dealer Agreement, dated as of August 10, 2006, between The Bank of New York, as Auction Agent, and Goldman, Sachs & Co., as Broker-Dealer and (iv) the Broker-Dealer Agreement, dated as of August 10, 2006, between The Bank of New York, as Auction Agent, and Merrill Lynch, Pierce Fenner & Smith Incorporated, as Broker-Dealer, hereby incorporated by reference.

(g) “Broker-Dealer Fee” shall have the meaning specified in Section 3.6(a) hereof.

(h) “DTC Participant” or “Participant” of any person shall mean the member of, or participant in, the Depository that will act on behalf of an Existing Owner or Potential Owner.

(i) “Existing Owner Registry” shall mean the register of Existing Owners maintained by the Auction Agent pursuant to Section 2.2(b)(i) hereof.

(j) “Owner” shall be the beneficial owner of any Auction Rate Notes.

(k) “Letter of Representation” shall mean the letter of representations from the Issuer and the Indenture Trustee to The Depository Trust Company of even date herewith relating to the Auction Rate Notes.

(l) “Settlement Procedures” shall mean the Settlement Procedures attached to the Broker-Dealer Agreement as Exhibit A thereto.

1.3 Rules of Construction.

Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	the captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect;

(c)	the words “hereof,” “herein,” “hereto,” and other words of similar import refer to this Agreement as a whole;

(d)	all references herein to a particular time of day shall be to New York City time; and

(e)	in case of any conflict between the provisions of this Agreement and provisions of the Auction Procedures, the Auction Procedures shall control.

2. The Auction.

2.1 Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

(a) The Indenture provides that the interest rate on Auction Rate Notes for each Auction Period after the Initial Period, except as otherwise provided in the Auction Procedures, shall be, subject to certain exceptions, equal to the Auction Rate that the Auction Agent advises has resulted on the Auction Date from the implementation of the Auction Procedures. The Issuer hereby appoints The Bank of New York as Auction Agent to perform all duties and obligations of the Auction Agent set forth herein. The Bank of New York hereby accepts such appointment as Auction Agent and agrees it will perform such duties and obligations, including, without limitation, on each Auction Date, the procedures set forth in this Section 2 and the Auction Procedures for the purpose of, among other things, determining the applicable Auction Rate for each Auction Period (other than the Initial Period). Each periodic operation of such procedures is hereinafter referred to as an “Auction”.

(b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein. In the case of any conflict between the terms of any document incorporated herein by reference and the terms of this Agreement, the terms of this Agreement shall govern.

2.2 Preparation for Each Auction; Maintenance of Registry of Existing Owners.

(a) A list of Broker-Dealers is attached as Exhibit A to this Auction Agent Agreement. Not later than seven days prior to any Auction Date for which any change in such list of Broker-Dealers is to be effective, the Issuer will notify the Auction Agent and the Indenture Trustee in writing of such change. If any such change is the addition of a Broker-Dealer to such list, the Auction Agent at the written direction of the Issuer, not later than two days prior to each Auction Date, shall enter into an additional Broker-Dealer Agreement or agreements to be used in connection with such forthcoming Auction Date. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

(b) (i) The Auction Agent shall, based upon information provided to it by the Issuer, maintain a current registry of Broker-Dealers, compiled as described below, that are Owners of Auction Rate Notes (such registry being herein called the “Existing Owner Registry”). Such persons shall constitute the Existing Owners for purposes of each Auction. The Issuer shall provide to the Auction Agent only on the Issue Date a list of the initial Existing Owners of Auction Rate Notes and the aggregate outstanding principal balance of Auction Rate Notes held by such Existing Owners. Thereafter, the Auction Agent shall, based upon information provided to it by the Issuer, indicate in the Existing Owner Registry the aggregate outstanding principal balance of Auction Rate Notes held by each initial Existing Owner and the identity of the respective Broker-Dealer of each Existing Owner, if any, on whose behalf such Broker-Dealer submitted the most recent Order in any Auction which resulted in such Existing Owner continuing to hold or purchasing the Auction Rate Notes. The Auction Agent may conclusively rely upon, as evidence of the identities of the Existing Owners, (A) such Registry, (B) the results of each Auction, (C) notices from any Existing Owner, the Participant of any Existing Owner or the Broker-Dealer of any Existing Owner as described in the first sentence of Section 2.2(b)(iii) hereof and (D) the selection by the Clearing Agency of the Existing Owners whose Auction Rate Notes are to be tendered for purchase and any notices from Broker-Dealers in connection therewith.

(ii) The Indenture Trustee shall notify the Auction Agent in writing when any notice of redemption is sent by the Indenture Trustee to the Clearing Agency as Note Owner of Auction Rate Notes not later than 5:00 P.M. on the date such notice is sent. The Indenture Trustee shall, at least three Business Days prior to the redemption date, with respect to such Auction Rate Notes, request the Clearing Agency to notify the Auction Agent of the identities of the Participants (and the respective principal balances) from the accounts of which Auction Rate Notes have been called for redemption and the person or department at such Participant to contact regarding such redemption and, at least one Business Day prior to the redemption date with respect to Auction Rate Notes being partially redeemed, the Auction Agent shall request each Participant so identified to disclose to the Auction Agent (upon selection by such Participant of the Existing Owners whose Auction Rate Notes are to be redeemed) the aggregate outstanding principal balance of such Auction Rate Notes of each such Existing Owner, if any, to be redeemed by the Issuer and the respective Broker-Dealer through which said Existing Owner purchased such Auction Rate Notes; provided the Auction Agent has been furnished with the name and telephone number of a person or department at such Participant from which it is to request such information. In the absence of receiving any such information with respect to an Existing Owner, from such Existing Owner’s Participant or otherwise, the Auction Agent may continue to treat such Existing Owner as the beneficial owner of the aggregate outstanding principal balance of Auction Rate Notes shown in the Existing Owner Registry. Promptly (and in no event more than one Business Day) after the day the Auction Agent receives any notice pursuant to this paragraph (ii), the Auction Agent shall forward the contents of such notice to the related Broker-Dealer in writing.

(iii) The Auction Agent shall register in the Existing Owner Registry a transfer of Auction Rate Notes from an Existing Owner to another person only if such transfer is made to a person or such person’s Broker-Dealer, only if (A) such transfer is pursuant to an Auction or (B) if such transfer is made other than pursuant to an Auction, the Auction Agent has been notified in writing in a notice substantially in the form of Exhibit C to the Broker-Dealer Agreement by the Existing Owner that is the transferor, the Participant of such Existing Owner or the Broker-Dealer of such Existing Owner, of such transfer. The Auction Agent is not required to accept any notice of transfer or any notice of a failure to deliver given prior to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.

(iv) If during any Auction Period, a class of Auction Rate Notes are to be redeemed and those Auction Rate Notes are held by the Clearing Agency, the Indenture Trustee shall include in the notice of redemption delivered to the Clearing Agency: (A) under an item entitled “Publication Date for Clearing Agency Purposes”, the Auction Rate Distribution Date prior to the redemption date, and (B) an instruction to the Clearing Agency to (x) determine on such Publication Date after the Auction held on the immediately preceding Auction Date has settled, the Participants whose Clearing Agency positions will be redeemed and the Outstanding Amount of such Auction Rate Notes to be redeemed from each such position (the “Clearing Agency Redemption Information”), and (y) notify the Auction Agent immediately after such determination of (1) the positions of the Participants in such Auction Rate Notes immediately prior to such Auction settlement, (2) the positions of the Participants in such Auction Rate Notes immediately following such Auction settlement and (3) the Clearing Agency Redemption Information. As used herein, “Publication Date” shall mean three Business Days after the Auction Date next preceding such Redemption Date.

(c) The Auction Agent may, but shall not be obligated to, request that the Broker-Dealers, as set forth in the Broker-Dealer Agreements, provide the Auction Agent with a list of their respective DTC identification numbers that such Broker-Dealers believe identify Existing Owners of Auction Rate Notes. Except as permitted by Section 2.10 hereof, the Auction Agent shall treat such information as it treats its own confidential information and shall not authorize disclosure of any such information so provided to any person other than the relevant Broker-Dealer, the Issuer and the Indenture Trustee which also shall treat such information as it treats its own confidential information and shall not authorize disclosure of any such information; provided, however, that the Auction Agent reserves the right and is authorized to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure, (b) it is advised by its counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity or security satisfactory to it.

(d) In the event that any day that is scheduled to be an Auction Date shall be changed after the Auction Agent shall have given the notice referred to in clause (vi) of paragraph (a) of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to the Broker-Dealers not later than 9:15 A.M. on the earlier of the new Auction Date or the old Auction Date.

2.3 All Hold Auction Rate, Maximum Rate and Applicable LIBOR Rate.

(a) In determining the Maximum Rate on any Auction Date as set forth in Section 2.3(b)(i) hereof, the Auction Agent shall be entitled to conclusively rely on the following information from the Issuer (i) the Applicable LIBOR Rate of which it has most recently received notice; (ii) the initial credit rating of the Auction Rate Notes; and the maximum rate that the Issuer may pay under law (the “Maximum Legal Rate”). The Auction Agent shall receive from the Issuer prompt written notice of any changes to the Maximum Legal Rate or any of the credit ratings. In the absence of its receipt of any such written notice the Auction Agent shall be authorized to continue to use the last credit rating and Maximum Legal Rate provided to it by the Issuer. The ARS Student Loan Rate, and the period over which such rate shall be applied, shall, from time to time, be determined by the Administrator, be communicated in writing to the Indenture Trustee, who shall forward such information in writing to the Auction Agent.

(b) On each Auction Date, the Auction Agent shall determine the Maximum Rate, the All Hold Auction Rate and the Applicable LIBOR Rate. Subject to receipt by the Auction Agent of all relevant information, on each Auction Date the Auction Agent shall notify the Indenture Trustee and the Broker-Dealers of such rates by telephone (confirmed to the Indenture Trustee in writing or by facsimile transmission after the Auction) or any other electronic means of communication acceptable to the parties, as promptly as practicable, but in no event later than the Submission Deadline applicable to such Auction Date.

(i) If the ownership of the Auction Rate Notes is no longer maintained in book-entry form by the Depository, no further Auctions will be held and the Auction Note Interest Rate for each subsequent Auction Period will equal the Maximum Rate as determined by the Auction Agent on the Business Day immediately preceding the first day of such Auction Period as provided in the Indenture.

(c) Upon receipt of notice from the applicable Broker-Dealer of a change in the length of one or more Auction Periods described in the Indenture, and provided that no Issuer Certificate was received from such Broker-Dealer pursuant to the terms of the Indenture, then the applicable Auction Note Interest Rate for the next Auction Period shall be determined pursuant to the Auction Procedures. While any of the Auction Rate Notes are Outstanding, the Issuer may, at the direction of the Broker-Dealers, from time to time, change the length of one or more Auction Periods (an “Auction Period Adjustment”), in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the Auction Rate Notes. The Issuer shall not initiate an Auction Period Adjustment unless it shall have received the written direction of the applicable Broker-Dealer, not later than nine days prior to the Auction Date for such Auction Period.

(d) The Broker-Dealer shall initiate the Auction Period Adjustment by giving written notice by Issuer Order to the Indenture Trustee, the Auction Agent, the applicable Broker-Dealers, each Rating Agency and the applicable Clearing Agency in substantially the form of, or containing substantially the information contained in, Exhibit B attached hereto at least 10 days prior to the Auction Date for such Auction Period. Any such adjusted Auction Period shall not be less than 7 days nor more than 270 days.

2.4 Auction Schedule.

The Auction Agent shall conduct Auctions in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the written consent of the Indenture Trustee, at the direction of the Issuer, which consent shall not be unreasonably withheld or delayed. The Auction Agent shall give notice of any such change to each Broker-Dealer. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which any such change shall be effective. The Auction Agent will follow The Bond Market Association’s Market Practice U.S. Holiday Recommendations for shortened trading days for bond markets (the “BMA Recommendation”) unless the Auction Agent is instructed otherwise by the Issuer. In the event of a BMA Recommendation on an Auction Date, the Submission Deadline will be 11:30 A.M. instead of 1:00 P.M. and as a result the notice of Auction results will occur at an earlier time.

Time	Event
As promptly as practicable, but in no event later than the Submission Deadline applicable to such Auction Date.	Auction Agent obtains the Maximum Rate, the All Hold Auction Rate and the Applicable LIBOR Rate. Auction Agent notifies the Indenture Trustee, and the Broker-Dealers of the Maximum Rate, the ARS Student Loan Rate (as communicated to it by the Indenture Trustee), the All Hold Auction Rate and the Applicable LIBOR Rate.

9:30 A.M. - 1:00 P.M.	Auction Agent assembles information communicated to it by Broker-Dealers as provided in the Auction Procedures. Submission Deadline is 1:00 P.M.

Not earlier than 1:00 P.M.	Auction Agent makes determinations pursuant to the Auction Procedures.

Submitted Bids and Submitted Sell Orders are accepted and rejected in whole or in part and principal balances of Auction Rate Notes are allocated as provided in the Auction Procedures. Auction Agent gives notice of Auction results as set forth in Section 2.4(a) of the Broker-Dealer Agreements.

Not later then 3:00 P.M.	Auction Agent advises the Indenture Trustee of the Auction Rate for the next Accrual Period and the results of the Auction as provided in the Auction Procedures.

The Auction Agent shall follow the notification procedures set forth in paragraph (a) of the Settlement Procedures.

2.5 Changes to the Auction Period or Auction Date.

(i)	The Auction Agent shall deliver any notice delivered to it pursuant to Section 2.02(g) or 2.02(h) of the Auction Procedures to the Existing Owners within two Business Days of its receipt thereof.

(ii)	If the Auction Agent fails to receive the notice referred to in Section 2.02(g) or 2.02(h) of the Auction Procedures by 11:00 A.M. on the Business Day immediately preceding the next succeeding Auction Date, the Auction Agent shall deliver a notice of such failure to the Broker-Dealers not later than 3:00 P.M. on such Business Day by telecopy or other similar means.

(iii)	If, after delivery to the Auction Agent of the notice referred to in Section 2.02(g) or 2.02(h) of the Auction Procedures, Sufficient Bids are not received by the Auction Agent by the Submission Deadline, the Auction Agent shall forward such a notice to the Broker-Dealers not later than 3:00 P.M. on such Auction Date by telephone confirmed in writing the next Business Day.

2.6 Notices to Existing Owners.

The Auction Agent shall be entitled to conclusively rely upon the address of each Existing Owner as such address is delivered by such Existing Owner or such Existing Owner’s Broker-Dealer or Participant in connection with any notice to Existing Owners required to be given by the Auction Agent.

2.7 Ownership by Issuer Prohibited.

The Issuer may not submit any Order or Bid, directly or indirectly, in any Auction. The Auction Agent shall have no duty or liability with respect to monitoring compliance with or enforcing this Section 2.7.

2.8 Payment Defaults.

(a) The Auction Agent shall deliver a copy of any notice received by it from the Indenture Trustee to the effect that a Payment Default has occurred to the Broker-Dealers on the Business Day following its receipt thereof by telecopy or other similar means.

(b) The Auction Agent shall deliver a copy of any notice received by it from the Indenture Trustee to the effect that a Payment Default has been waived or cured to the Broker-Dealers on the Business Day following its receipt thereof by telecopy or other similar means.

(c) If the Auction Agent receives actual notice from the Indenture Trustee that a Payment Default shall have occurred, the Auction Agent shall calculate the Non-Payment Rate on the first day of (i) each Accrual Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Accrual Period commencing less than two Business Days after the cure of any Payment Default as notified to the Auction Agent by the Indenture Trustee.

2.9 Broker-Dealers.

(a) If the Auction Agent is provided with a copy of a Broker-Dealer Agreement, which has been manually signed by any Person listed on Exhibit A hereto, and to which the Issuer shall have consented, it shall enter into such Broker-Dealer Agreement with such person.

(b) The Auction Agent may, at the written request of the Issuer, enter into a Broker-Dealer Agreement with any other person who requests to be selected to act as a Broker-Dealer. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction. The Auction Agent shall only be required to enter into a Broker-Dealer Agreement if such Broker-Dealer Agreement is in substantially the form of the Broker-Dealer Agreement executed and delivered on the date hereof.

(c) The Auction Agent shall terminate any Broker-Dealer Agreement as set forth therein if so directed in writing by the Issuer.

2.10 Access to and Maintenance of Auction Records.

The Auction Agent shall afford to the Indenture Trustee and the Issuer, its agents, independent public accountants and counsel, access at reasonable times during normal business hours to review and make extracts or copies (at the Issuer’s sole cost and expense and at no cost to the Auction Agent) of all books, records, documents and other information concerning the conduct and results of Auctions, provided that any such agent, accountant, or counsel shall furnish the Auction Agent with a letter from the Indenture Trustee or the Issuer requesting that the Auction Agent afford such person access. For purposes of this Section 2.10, the Broker-Dealers shall not be considered to be agents of the Indenture Trustee or of the Issuer. The Auction Agent shall maintain records relating to any Auction for a period of two years after such Auction (unless requested by the Issuer in writing to maintain such records for such longer period not in excess of four years, then for such longer period), and such records shall, in reasonable detail, accurately and fairly reflect the actions taken by the Auction Agent hereunder. At the end of such period, if requested to do so in writing, the Auction Agent shall deliver such records to the Indenture Trustee. The Indenture Trustee and the Issuer agree to keep any information regarding the customers of any Broker-Dealer received from the Auction Agent in connection with this Agreement or any Auction confidential and shall not disclose such information or permit the disclosure of such information without the prior written consent of the applicable Broker-Dealer to anyone except such agent, accountant or counsel engaged to audit or review the results of Auctions as permitted by this Section 2.10. Any such agent, accountant or counsel, before having access to such information, shall agree to keep such information confidential and not to disclose such information or permit disclosure of such information without the prior written consent of the applicable Broker-Dealer, except as may otherwise be required by law. The Auction Agent shall not be responsible or liable for any actions of the Indenture Trustee or the Issuer or their respective agents, accountants or counsel for disclosure of confidential information as a result of such access.

3. The Auction Agent.

3.1 Duties and Responsibilities of the Auction Agent.

(a) The Auction Agent is acting solely as agent for the Indenture Trustee and the Issuer hereunder and has no duties to any other person and owes no fiduciary duties to any person by reason of this Agreement.

(b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in the Auction Procedures as they have been incorporated herein, and in this Agreement itself, and no implied covenants or obligations shall be read into the Auction Procedures or this Agreement or any Broker-Dealer Agreement against the Auction Agent.

(c) In the absence of willful misconduct or gross negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

(d) In no event shall the Auction Agent be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Auction Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

3.2 Representations and Warranties of the Auction Agent. The Auction Agent hereby represents and warrants to the Indenture Trustee that:

(a) (i) has been duly incorporated and is validly existing and in good standing as a New York banking corporation and (ii) has all necessary authority, approvals, consents (whether from the Issuer or otherwise) to enter into and perform its obligations under this Agreement; this Agreement has been duly and validly authorized, executed and delivered by the Auction Agent and constitutes the legal, valid, binding and enforceable obligation of the Auction Agent, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws of general applicability relating to or affecting creditors’ rights and subject to general principles of equity;

(b) Neither the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with, violate or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any law or regulation, any order or decree of any court or public authority having jurisdiction over the Auction Agent, to the best of its knowledge without any independent investigation, or any mortgage, indenture, contract, agreement or undertaking to which the Auction Agent is party or by which it is bound, or the organizational documents pursuant to which the Auction Agent has been created and under which it is operating; and

(c) All approvals, consents and orders of any governmental authority, legislative body, board, agency or commission having jurisdiction over the Auction Agent which would constitute a condition precedent to or the absence of which would materially adversely affect the due performance by the Auction Agent of its obligations under this Agreement have been obtained.

3.3 Rights of the Auction Agent.

(a) The Auction Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, bond certificate or other instrument, paper or document reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication or other electronic communication acceptable to the parties authorized hereby which the Auction Agent believes in good faith to have been given by the Indenture Trustee, a Broker-Dealer, the Issuer or the Clearing Agency. The Auction Agent may record telephone communications with the Indenture Trustee or with the Broker-Dealers or both.

(b) The Auction Agent may consult with counsel of its choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder. The Indenture Trustee, at the direction of the Issuer, agrees to pay, or cause to be paid, the reasonable fees and expenses of counsel to the Auction Agent, including but not limited to those incurred in connection with the negotiation of this Agreement and the transactions contemplated thereby, but such payment shall be made solely from moneys available under the Indenture for such purpose or other moneys provided by the Issuer.

(d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents, attorneys, custodians or nominees and shall be responsible for the negligence or misconduct of any agents, attorneys custodians or nominees.

(e) The Auction Agent shall have no obligation or liability in respect of the registration or exemption therefrom of the Auction Rate Notes under federal or state securities laws or in respect of the sufficiency or the conformity of any transfer of

Auction Rate Notes pursuant to the terms of this Agreement, any Broker-Dealer Agreement, the Indenture or the Auction Procedures or any other document contemplated therein or thereby.

3.4 Auction Agent’s Disclaimer.

The Auction Agent makes no representation as to the correctness of the recitals in, or the validity or adequacy of, this Agreement, the Broker-Dealer Agreements, the Auction Rate Notes, any offering document used to make offers or sales thereof or any other agreement or instrument executed in connection with the transactions contemplated herein.

3.5 Compensation, Remedies and Indemnification Relating to the Auction Agent.

(a) The Auction Agent shall be entitled to receive a fee payable on each Auction Rate Distribution Date (the “Auction Agent Fee”) for all services rendered by it under this Agreement and the Broker-Dealer Agreements equal to the product of (i) a fraction, the numerator of which is the number of days in the related Auction Period (or, in the case of the initial period, the actual number of days elapsed since the date of delivery of the Auction Rate Notes) and the denominator of which is 360 days times (ii) 0.01% times (iii) the aggregate principal amount of the Auction Rate Notes outstanding during the related Auction Period (or, in the case of the initial period, the actual number of days elapsed since the date of delivery of the Auction Rate Notes); provided, however, that in no event shall the Auction Agent Fees, together with the Broker-Dealer Fee payable pursuant to Section 3.6(a) below, exceed the product of 0.18% per annum times the aggregate principal amount of the Auction Rate Notes.

(b) The Issuer shall cause the Administrator to indemnify and hold harmless the Auction Agent and its directors, officers, employees and agents, but solely to the extent payable from the Indenture Trust Estate pursuant to the Indenture from and against any loss, liability or expense incurred without gross negligence or willful misconduct on the Auction Agent’s part, arising out of or in connection with its agency under this Agreement and the Broker-Dealer Agreements, including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its duties hereunder and thereunder and of enforcing this indemnification provision.

3.6 Compensation of the Broker-Dealers.

(a) The Broker-Dealers shall be entitled to receive a fee for all services rendered by them under the Broker-Dealer Agreements, as provided in the Broker-Dealer Agreements (the “Broker-Dealer Fee”).

(b) On each Auction Rate Distribution Date the Administrator will instruct the Indenture Trustee to pay the Broker-Dealer Fee payable to each Broker-Dealer to the Auction Agent, as provided in Section 2.5 of the Broker-Dealer Agreements.

3.7 Representations and Warranties of the Indenture Trustee. The Indenture Trustee hereby represents and warrants to the Auction Agent that:

(a) It (i) has been duly incorporated and is validly existing and in good standing as a New York banking corporation and (ii) has all necessary authority, approvals, consents (whether from the Issuer or otherwise) to enter into and perform its obligations under this Agreement; this Agreement has been duly and validly authorized, executed and delivered by the Indenture Trustee and constitutes the legal, valid, binding and enforceable obligation of the Indenture Trustee, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws of general applicability relating to or affecting creditors’ rights and subject to general principles of equity and the exercise of judicial discretion;

(b) Neither the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with, violate or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any law or regulation, any order or decree of any court or public authority having jurisdiction over the Indenture Trustee, or any mortgage, indenture, contract, agreement or undertaking to which the Indenture Trustee is party or by which it is bound, or the organizational documents pursuant to which the Indenture Trustee has been created and under which it is operating; and

(c) All approvals, consents and orders of any governmental authority, legislative body, board, agency or commission having jurisdiction over the Indenture Trustee which would constitute a condition precedent to or the absence of which would materially adversely affect the due performance by the Indenture Trustee of its obligations under this Agreement have been obtained.

3.8 Qualification of Auction Agent.

Each Auction Agent shall be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Indenture Trustee in writing, and having a combined capital stock or surplus of at least $50,000,000; or (ii) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000 and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Indenture.

4. Miscellaneous.

4.1 Term of Agreement.

(a) This Agreement shall terminate on the earliest of (i) the date on which Auction Rate Notes are no longer outstanding under the Indenture, (ii) the date on which this Agreement is terminated in accordance with this Section 4.1 or (iii) in accordance with the terms of Section 2.3(b)(ii) hereof. The Auction Agent may resign and be discharged of the duties and obligations created by the Appendix A-2 to the Indenture by giving at least 30 days’ written notice to the Issuer, the Indenture Trustee and each Broker-Dealers.

(b) The Auction Agent may be removed at any time (i) by the Indenture Trustee, if the Auction Agent is an entity other than the Indenture Trustee, upon the written direction of an Authorized Officer, (ii) by the Administrator upon the written direction of an Authorized Officer or (iii) by the holders of a majority of the aggregate principal balance of the Auction Rate Notes then Outstanding, and if by such Noteholders, by an instrument signed by such Noteholders or their attorneys and filed with the Auction Agent, the Issuer and the Indenture Trustee upon at least 90 days’ written notice; provided that, if required by the Broker-Dealer, an agreement in substantially the form of the Auction Agent Agreement shall be entered into with a successor Auction Agent. If the Auction Agent and the Indenture Trustee are the same entity, the Auction Agent may be removed as described above, with the Issuer acting in lieu of the Indenture Trustee. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences shall be effective until and unless a Substitute Auction Agent satisfying the requirements of Section 3.8 hereof has been appointed and has accepted such appointment; provided, however that if a successor Auction Agent has not accepted its appointment within 60 days of the date of effectiveness of resignation or removal, the Auction Agent shall be entitled to petition a court of competent jurisdiction at the expense of the Issuer to appoint a successor.

(c) If required by the Issuer, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate this Agreement and cease performing its duties hereunder if, within 25 days after notifying the Indenture Trustee, each Broker-Dealer and the Issuer in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of this Agreement, the Auction Agent does not receive such payment. If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Indenture Trustee, at the direction of an Authorized Officer, shall use its best efforts to appoint a Substitute Auction Agent, and the Indenture Trustee shall thereupon enter into an Auction Agent Agreement with such successor.

(d) Except as otherwise provided in this Section 4.1(d), the respective rights and duties of the Indenture Trustee and the Auction Agent under this Agreement shall cease upon termination of this Agreement. The covenants and obligations of the Issuer to the Auction Agent under Section 3.5 hereof and to the Broker-Dealers under Section 3.6 hereof shall survive the termination of this Agreement. Upon termination of this Agreement, to the extent requested to do so in writing, the Auction Agent shall (i) promptly deliver to the Indenture Trustee copies of all books and records maintained by it in connection with its duties hereunder, and (ii) promptly transfer to the Indenture Trustee or any successor Auction Agent any funds deposited by the Indenture Trustee or the Issuer with the Auction Agent pursuant to this Agreement which have not previously been distributed by the Auction Agent in accordance with this Agreement.

(e) Bids shall be accepted in $50,000 increments.

4.2 Communications.

Except for (i) communications authorized to be made by telephone or other electronic means acceptable to the parties pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party addressed to it at its address, or facsimile number set forth below:

If to the Indenture Trustee, addressed:

Deutsche Bank Trust Company Americas

60 Wall Street, 26th Floor – MS NYC60-2606

New York, New York 10005

Attention: Trust & Securities Services/Structured Finance Services

Telephone: (212) 250-8454

Facsimile: (212) 553-2461

If to the Auction Agent, addressed:

The Bank of New York

101 Barclay Street

New York, New York 10286

Attention: Dealing and Trading Group - Auction Desk

Telephone: 212-815-3450

Facsimile: 212-815-3440

Email: bnyctauctionunit@bankofny.com

with a copy to:

The Bank Of New York,

2 LaSalle, Suite 1020

Chicago, Illinois, 60602

Attention: Corporate Trust - Structured Finance

Telephone: (312) 827-8571

Facsimile: (312) 827-8562

If to the Issuer, addressed:

SLM Student Loan Trust 2006-7

c/o Sallie Mae, Inc.

11060 Sallie Mae Drive

Reston, Virginia 20193

Attention: Mark L. Heleen

Telephone: (703) 984-5677

Facsimile: (703) 984-6586

If to the Broker-Dealers, addressed:

Banc of America Securities LLC

214 North Tryon Street, 14th Floor

Charlotte, North Carolina 28255

Attention: Short Term Auction Desk

Telephone: 704/386-8508

Facsimile: 704/388-0393

Citigroup Global Markets, Inc.

390 Greenwich Street – 6th Floor

New York, New York 10013

Attention: Mark Weadick

Telephone: (212) 816-4911

Facsimile: (212) 816-0913

Goldman, Sachs & Co.

85 Broad Street, 27th Floor

New York, NY 10004

Attention: Michael Bacon

Telephone: (212) 902-5684

Facsimile: 902-5684

Merrill Lynch, Pierce Fenner & Smith Incorporated

250 Vesey Street

New York, New York 10080

Attention: Geoffrey Witt

Telephone: (212) 449-0356

Facsimile: (212) 449-9015

or such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Indenture Trustee by an Authorized Indenture Trustee Representative and on behalf of the Auction Agent by an Authorized Officer.

4.3 Entire Agreement.

This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred between the parties relating to the subject matter hereof.

4.4 Benefits.

Nothing herein, express or implied, shall give to any person, other than the Indenture Trustee, the Auction Agent, the Issuer and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

4.5 Amendment; Waiver.

(a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of all parties hereto; provided, however, that the provisions of this Agreement regarding Auction Procedures may be amended from time to time to conform to such procedures to industry or market practices solely upon the written consent of the parties hereto and upon written notice of such amendment to the affected Owners of such Auction Rate Notes, and no prior written consent of any such owner shall be required in connection with such amendment. The Auction Agent shall not be required to execute any amendment which affects the Auction Agent’s rights, duties, immunities and indemnities.

(b) The Indenture Trustee shall promptly notify the Auction Agent of any proposed amendment of or supplement to the Indenture (which notice shall include a copy thereof). In the event the Auction Agent in its discretion determines that such amendment or supplement would materially affect the Auction Agent’s duties or obligations under either this Agreement or the Indenture, the Auction Agent may resign from its duties under this Agreement and the Indenture, which resignation shall be effective no later than the effective date of such amendment or supplement subject to the terms of Section 4.1.

(c) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

4.6 Successors and Assigns.

This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of the Indenture Trustee and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

4.7 Severability.

If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

4.8 Execution in Counterparts.

This Agreement may be simultaneously executed in several counterparts, each one of which shall be an original and all of which shall constitute but one and the same instrument.

4.9 Governing Law, Jurisdiction, Venue, Waiver, Trail by Jury.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereunder. The parties agree that all actions and proceedings arising out of this Auction Agent Agreement or any of the transactions contemplated hereby shall be brought in the County of New York and, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such County. Each of the parties hereto also irrevocably waives all right to trial by jury in any action proceeding or counterclaim arising out of this Auction Agreement or the transactions contemplated hereby.

5. Other.

5.1 Trust Obligations.

All privileges, rights and immunities given to the Indenture Trustee in the Indenture are hereby extended to and applied to the Indenture Trustee’s obligations hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
As Indenture Trustee

By:	/S/ MICHELE H.Y. VOON
Name:	Michele H.Y. Voon
Title:	Assistant Vice President

By:	/S/ NEFERTITI N. VERNON
Name:	Nefertiti N. Vernon
Title:	Associate

AUCTION AGENT AGREEMENT EXECUTION PAGE

FOR AUCTION AGENT

THE BANK OF NEW YORK,
As Auction Agent

By:	/S/ COLETTE GENTILE
Name:	Colette Gentile
Title:	Assistant Treasurer

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AUCTION AGENT AGREEMENT EXECUTION PAGE

FOR THE ISSUER

The Issuer acknowledges and approves its obligations under this Agreement.

SLM STUDENT LOAN TRUST 2006-7,
as Issuer
By: CHASE BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Eligible Lender Trustee

By:	/S/ JOHN J. CASHIN
Name:	John J. Cashin
Title:	Vice President

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EXHIBIT A

TO AUCTION AGENT AGREEMENT

List of Initial Broker-Dealers

Banc of America Securities LLC

Citigroup Global Markets, Inc.

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

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EXHIBIT B

TO AUCTION AGENT AGREEMENT

NOTICE OF CHANGE IN AUCTION DATE

SLM STUDENT LOAN TRUST 2006-7

STUDENT LOAN-BACKED NOTES

CLASS

AUCTION RATE NOTES

Notice is hereby given by [    ], as Broker-Dealer for the Auction Rate Notes, that with respect to the Auction Rate Notes, the Auction Date is hereby changed as follows:

1. With respect to Class      Notes, the definition of “Auction Date” shall be deemed amended by substituting “                     (number) Business Day” in the second line thereof and by substituting “                     (number) Business Days” for “two Business Days” in subsection (d) thereof.

2. This change shall take effect on                     , which shall be the Auction Date for the Auction Period commencing on                     .

3. The Auction Date for the Class      Notes shall be subject to further change hereafter as provided in the Indenture.

5. Terms not defined in this Notice shall have the meanings set forth in the Indenture, as amended, relating to the Class      Notes.

[BROKER-DEALER], as Broker-Dealer

Dated:	By:

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